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                              [USBANK LETTERHEAD]









                                                       October 19, 1999


Mr. James L. Dorman, CEO
Geographics, Inc.
1555 Odell Road
Blaine, WA   98231

Dear Jim:

The Bank is pleased to advise Geographics, Inc. (the "Company") that the Bank proposes to extend credit to the Company up to $7,500,000 upon the terms and conditions set forth below.


The Bank's commitment is subject to the negotiation and execution of definitive Credit, Security and related loan documents (the "Credit Documents") satisfactory to the Bank. The Credit Documents will embody the structure, pricing and other terms described in the attached Summary of Terms and Conditions. They will also include provisions viewed by the Bank and its counsel as appropriate for this transaction and for transactions of this type. Accordingly, it should be recognized that this letter and the Summary of Terms and Conditions are indicative, but not exhaustive, as to the terms and conditions which shall govern this facility.


The Bank's commitment is further subject to the condition that there shall not have occurred: (i) any material adverse change in the business, operations or financial condition of the Company or any of its subsidiaries; (ii) any material diminution of value of the collateral proposed for the loan, in each case determined by the Bank, or (iii) discovery of any adverse environmental conditions which cannot be adequately resolved to the Bank's satisfaction.


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By acknowledging and agreeing to the terms of this letter, the Company agrees to be responsible for all reasonable costs and expenses incurred by the Bank (including fees and expenses of counsel and other professionals) in connection with the negotiation and preparation of the Credit Documents and the transactions contemplated hereby, whether or not the Credit Documents are executed and whether or not loans are made available under the Credit Documents. This obligation survives the termination or expiration of the commitment.


The Credit Documents shall be entered into not later than November 15, 1999, after which date the commitment of the Bank hereunder shall expire. If the foregoing is acceptable, please indicate your agreement and acceptance by signing and return the enclosed copy of this letter. If the commitment hereunder is not accepted by the Company on or before October 27, 1999, it will be deemed to have been terminated.


The Bank looks forward to the opportunity to work with Geographics, Inc. on this transaction.


Sincerely,


/s/ Dennis J. Ciche
Dennis J. Ciche
Assistant Vice President




Accepted:   Oct. 20, 1999
          ------------------
                 Date

Geographics, Inc.


By:      John C.
      -------------------------------
Title:        Chairman/CEO
      -------------------------------



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                               GEOGRAPHICS, INC.
                        Summary of Terms and Conditions
                                October 19, 1999


--------------------------------------------------------------------------------

FACILITY 1:

BORROWER:                        Geographics, Inc.

FACILITY:                        Revolving Credit Facility

AMOUNT:                          Up to $7,500,000 subject to a borrowing base.
                                 $2,500,000 sub-limit for inventory and
                                 $1,000,000 sub-limit for real estate

PURPOSE:                         Refinance and working capital needs

TERM:                            Two years

RATE: Daily LIBOR + 250 bps, interest due monthly. In addition, 30, 60, and 90 day LIBOR period borrowings will be permitted.

FEES:                            Non-use fee of 25 bps, to be paid quarterly

BORROWING BASE:                  75% of eligible accounts receivable
                                 50% of eligible inventory, not to
                                 exceed $2,500,000, plus $1,000,000*.

                                 * Upon attainment of the following
                                 financial covenants (EBITDA of
                                 $2,500,000 and total liabilities to
                                 net worth less than 2.25:1) as of
                                 fiscal year-end (3/31/00), the
                                 borrowing base component relating to
                                 the real estate will be allowed to
                                 increase to the lower of $2,400,000,
                                 or 75% of appraised value of
                                 property located at 1555 Odell Road,
                                 Blaine, WA

                               TERMS COMMON

COLLATERAL:                      - GBSA on all assets of Geographics, Inc.
                                 - Mortgage on real estate located at 1555 Odell
                                   Road

GUARANTEES:                      None


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                               GEOGRAPHICS, INC.
                        Summary of Terms and Conditions
                                October 19, 1999


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COVENANTS:                       A Credit Agreement will contain all
                                 representations and warranties contained in other similar agreements. Covenants will include those listed below, based upon the Geographics, Inc. financial statements:

                                 - Minimum new equity contribution prior to
                                   closing of $5,000,000
                                 - Minimum net worth of $5,500,000, tested
                                   quarterly
                                 - Minimum interest coverage (EBIT/Interest) of
                                   1.10x, tested quarterly
                                 - Minimum net income of $1, tested annually
                                 - Minimum debt service coverage
                                   (EBITDA/Interest+MDR) of 1.20x, tested
                                   annually beginning with FYE 3/31/01
                                 - No mergers, acquisitions or divestitures
                                   without prior Bank approval
                                 - No material adverse change





FINANCIAL REPORTING:             Geographics, Inc. will deliver the following
                                 documents to the Bank. All documents are to be certified to be true and correct by the Chief
                                 Executive Officer or Chief Financial Officer.
                                          - Balance Sheet and Income Statement
                                            within thirty days of each month-end
                                          - Compliance Certificate
                                          - Borrowing Certificate to be
                                            submitted with each advance request,
                                            with receivables updated not less
                                            than weekly and inventory updated
                                            not less than monthly.

                                 Within 90 days of the company's fiscal year end, the following will be delivered to the Bank, certified as above:

                                          - Audited financial statements,
                                            carrying an unqualified opinion,
                                            prepared by an accounting firm
                                            acceptable to the Bank
                                          - Compliance Certificate

BANK ACCOUNTS:                   All major operating accounts of the companies
                                 will be maintained at U.S. Bank.

COSTS & EXPENSES:                All legal, collateral exam, appraisal, and
                                 environmental survey costs, if required, would be for the account of the borrower.



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